UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF

THE SECURITIES EXCHANGE ACT OF 1934

Gladstone Investment Corporation

(Exact name of registrant as specified in its charter)

Delaware	83-0423116
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

1521 Westbranch Drive Suite 100 McLean, Virginia	22102
(Address of principal executive offices)	(Zip code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
6.375% Series E Cumulative Term Preferred Stock, $0.001 par value per share	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates:

333-225447

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of class)

Item 1. Description of Registrant’s Securities to Be Registered.

The description of the 6.375% Series E Cumulative Term Preferred Stock due 2025, par value $0.001 per share (the “Series E Term Preferred Stock”), of Gladstone Investment Corporation, a Delaware corporation (the “Registrant”), is incorporated by reference to the information set forth under the caption “Description of the Series E Term Preferred Stock” in the prospectus supplement dated August 14, 2018 and filed pursuant to Rule 497 under the Securities Act of 1933, as amended, in the form in which it was filed with the Securities and Exchange Commission on August 15, 2018, posting publicly on EDGAR on August 16, 2018. The prospectus supplement supplements the prospectus contained in the Registrant’s registration statement on Form N-2 (File No. 333-225447), which was most recently declared effective by the Securities and Exchange Commission on July 13, 2018. The Registrant has been approved to list the Series E Term Preferred Stock on the Nasdaq Global Select Market under the symbol “GAINL.”

Item 2. Exhibits.

Pursuant to the Instructions as to exhibits for registration statements on Form 8-A, the documents listed below are filed as exhibits to this Registration Statement:

Exhibit Number	Description

3.1	Amended and Restated Certificate of Incorporation, incorporated by reference to Exhibit a.2 to Pre-Effective Amendment No. 1 to the Registration Statement on Form N-2 (File No. 333-123699), filed May 13, 2005.

3.2	Certificate of Designation of 6.75% Series B Cumulative Term Preferred Stock Due 2021 of Gladstone Investment Corporation, incorporated by reference to Exhibit 3.3 to the Registration Statement on Form 8-A (File No. 001-34007), filed November 7, 2014.

3.3	Certificate of Designation of 6.50% Series C Cumulative Term Preferred Stock Due 2022 of Gladstone Investment Corporation, incorporated by reference to Exhibit 3.4 of the Registration Statement on Form 8-A (File No. 001-34007), filed May 11, 2015.

3.4	Certificate of Amendment to the Certificate of Designation of 6.75% Series B Cumulative Term Preferred Stock of Gladstone Investment Corporation, incorporated by reference to Exhibit 3.6 to the Quarterly Report on Form 10-Q (File No. 814-00704), filed August 4, 2015.

3.5	Certificate of Designation of 6.25% Series D Cumulative Term Preferred Stock Due 2023 of Gladstone Investment Corporation, incorporated by reference to Exhibit 3.5 to the Registration Statement on Form 8-A (File No. 001-34007), filed September 22, 2016.

3.6	Certificate of Designation of 6.375% Series E Cumulative Term Preferred Stock Due 2025 of Gladstone Investment Corporation, incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K (File No. 814-00704), filed August 16, 2018

3.7	Amended and Restated Bylaws, incorporated by reference to Exhibit b.2 to Pre-Effective Amendment No. 3 to the Registration Statement on Form N-2 (File No. 333-123699), filed June 21, 2005.

3.8	First Amendment to Amended and Restated Bylaws, incorporated by reference to Exhibit 99.1 to the Current Report on Form 8-K (File No. 814-00704), filed July 10, 2007.

4.1	Specimen Stock Certificate, incorporated by reference to Exhibit 99.d to Pre-Effective Amendment No. 3 to the Registration Statement on Form N-2 (File No. 333-123699), filed June 21, 2005.

4.2	Specimen 6.75% Series B Cumulative Term Preferred Stock Certificate, incorporated by reference to Exhibit 4.3 to the Registration Statement on Form 8-A (File No. 001-34007), filed November 7, 2014.

4.3	Specimen 6.50% Series C Cumulative Term Preferred Stock Certificate, incorporated by reference to Exhibit 4.4 to the Registration Statement on Form 8-A (File No. 001-34007), filed May 11, 2015.

4.4	Specimen 6.25% Series D Cumulative Term Preferred Stock Certificate incorporated by reference to Exhibit 4.5 to the Registration Statement on Form 8-A (File No. 001-34007), filed September 22, 2016.

4.5	Specimen 6.375% Series E Cumulative Term Preferred Stock Certificate incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K (File No. 814-00704), filed August 16, 2018.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: August 20, 2018	GLADSTONE INVESTMENT CORPORATION

	By:	/s/ David Gladstone
	Name:	David Gladstone
	Title:	Chairman of the Board and Chief Executive Officer